SECOND AMENDMENT AND WAIVER TO LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT AND WAIVER TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of December 28, 2020, by and between PULMONX CORPORATION, a Delaware corporation (“Borrower”), and CANADIAN IMPERIAL BANK OF COMMERCE (“Lender”).
W I T N E S S E T H:

WHEREAS, Borrower and Lender are parties to that certain Loan and Security Agreement dated as of February 20, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Lender committed to make loans and other financial accommodations to Borrower upon the terms and conditions set forth therein; and
WHEREAS, Borrower has requested that certain terms and conditions of the Loan Agreement be amended;
NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Limited Waiver. Borrower acknowledges that Borrower is currently in default of the Loan Agreement as a result of Borrower’s failure to (i) deliver evidence to Lender of the dissolution of Pulmonx International Development, a Cayman Islands company, and Pulmonx Global B.V., a limited company (besloten vennootschap) organized under the laws of the Netherlands and (ii) deliver to Lender duly executed signatures to the Swiss Share Pledge Documents, in each case on or before August 18, 2020 (the “Waived Defaults”). Bank hereby waives filing any legal action or instituting or enforcing any rights and remedies it may have against Borrower with respect to the Waived Defaults.
2.Amendments to the Loan Agreement. With effect from the Effective Date, the Loan Agreement (including Exhibit D thereto) will be amended as set forth in the changes attached as Exhibit A to this Agreement, with text marked in blue double underline indicating additions to the Loan Agreement and with text marked in ~~red strikethrough~~ indicating deletions to the Loan Agreement.
3.No Other Amendments, Consents or Waivers. Except for the waiver expressly set forth above, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Lender under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents. Except for the amendments expressly set forth above, the text of the Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect and Borrower hereby ratifies and confirms its obligations thereunder. This Agreement shall not constitute a modification of the Loan Agreement or any other Loan Documents or a course of dealing with Lender at variance with the Loan Agreement or the other Loan Documents such as to require further notice by Lender to require strict compliance with the terms of the Loan Agreement and the other Loan Documents in the future, except as expressly set forth herein. Borrower acknowledges and expressly agrees that Lender reserves the right to, and does in fact, require strict compliance with all terms and provisions of the Loan Agreement, as amended herein, and the other Loan Documents. Borrower has no knowledge of any challenge to claims by Lender (a) arising under the Loan Agreement or any of the other Loan Documents or (b) to the effectiveness of the Loan Agreement or the other Loan Documents.

4.Conditions Precedent to Effectiveness. This Agreement will become effective on the date (the “Effective Date”) on which Lender receives the following documents and other evidence, in form and substance satisfactory to Lender:
(a)receipt by Lender of:
(i) the approval of this Agreement and the transactions contemplated hereby from its primary credit authority,
(ii) one or more counterparts of this Agreement, duly executed and delivered by Borrower, and
(iii) such other documents and agreements as Lender may reasonably require;
(b)in Lender’s sole but reasonable discretion, there has not been any event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect; and
(c)completion of due diligence review by Lender and its counsel.
5.Representations and Warranties of Borrower. In consideration of the execution and delivery of this Agreement by Lender, Borrower hereby represents and warrants that: (a) this Agreement has been duly executed and delivered by Borrower, and this Agreement constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting, creditors’ rights generally and the effects of general principles of equity; (b) the execution, delivery and performance of this Agreement (i) are within Borrower’s corporate powers, have been duly authorized by all necessary corporate action, (ii) do not and will not contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) do not and will not contravene in any material respect any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) do not and will not violate, conflict with, result in a breach of, or constitute a default (with due notice or lapse of time or both) under any Operating Documents or other organizational documents of Borrower or any material agreement of Borrower, and (v) will not require the consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority or any other Person; (c) after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing under the Loan Agreement or any other Loan Document; (d) as of the date hereof, all representations and warranties of Borrower set forth in the Loan Agreement and the other Loan Documents are true and correct in all material respects (other than such representations and warranties that are already qualified by materiality, Material Adverse Effect or similar language, in which case such representations and warranties shall be true and correct in all respects), except that that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects (other than such representations and warranties that are already qualified by materiality, Material Adverse Effect or similar language, in which case such representations and warranties shall be true and correct in all respects) as of such date; (e) the Loan Agreement and the other Loan Documents constitute the legal, valid and binding obligations of Borrower, each enforceable against Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting, creditors’ rights generally and the effects of general principles of equity; and (f) there has not been any event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.
6.Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. In proving this Agreement in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by other electronic transmission shall be deemed an original signature hereto.
7.Reference to and Effect on the other Loan Documents. Upon the effectiveness of this Agreement, on and after the date hereof, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement”, “thereunder,” “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement. Unless otherwise stated, references in this Agreement to Section are to sections of the Loan Agreement.
8.Costs, Expenses and Taxes. Borrower agrees to pay on demand all costs and expenses in connection with the preparation, execution, and delivery of this Agreement and the other instruments and documents to be delivered hereunder. Furthermore, Borrower agrees to pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and the other instruments and documents to be delivered hereunder, and agrees to save Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.
9.Release. In consideration of Lender entering into this Agreement, Borrower hereby releases Lender, and Lender’s respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under the Loan Agreement or the other Loan Documents on or prior to the date hereof.
10.Headings. The heading of each provision of this Agreement is for descriptive purposes only and shall not be deemed to modify or qualify any of the rights or obligations described in each such provision.
11.Severability. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.
12.Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any Agreements, schedules or exhibits thereto.
13.Entire Agreement. This Agreement, the Loan Agreement and the other Loan Documents constitute the entire agreement and understanding between the parties hereto with respect to the transactions contemplated hereby and thereby and supersede all prior negotiations, understandings and agreements between such parties with respect to such transactions.
14.GOVERNING LAW. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
15.Loan Document. This Agreement is a Loan Document.

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    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first written above.

BORROWER:
PULMONX CORPORATION By: /s/ Derrick Sung, Ph.D________________ Name: Derrick Sung, Ph.D Title: Chief Financial Officer

LENDER:
CANADIAN IMPERIAL BANK OF COMMERCE By: /s/ Jeff Chapman Name: Jeff Chapman Title: Authorized Signatory By: /s/ Corey Perlmutter Name: Corey Perlmutter Title: Authorized Signatory

Exhibit A

written notice to Lender together with certified copies of the Operating Documents for such Subsidiary, and (b) promptly, and in any event within 10 days of such formation or creation: take all such action as may be reasonably required by Lender to cause such new Subsidiary to (i) either, at the option of Lender in its discretion, (A) provide to Lender a joinder to this Agreement pursuant to which such Subsidiary becomes a Borrower or a Guarantor hereunder, or (B) guarantee the Obligations under the Loan Documents pursuant to a separate Guaranty and (ii)
grant a security interest in and to the assets of such Subsidiary (substantially as described on Exhibit B), in each case together with such Account Control Agreements and other documents, instruments and agreements reasonably requested by Lender, all in form and substance satisfactory to Lender (including being sufficient to grant Lender a first priority Lien, subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary and to pledge all of the direct or beneficial Equity Interests in such new Subsidiary. Any document, agreement, or instrument executed or issued pursuant to this Section 6.11 shall be a Loan Document. Notwithstanding the foregoing, compliance with this Section 6.11 shall not be deemed a cure or waiver of any breach of Section 7.3.
6.12    Property Locations.
(a)    Provide to Lender at least 30 days' prior written notice before adding any new offices or business or Collateral locations, including warehouses (unless such new offices or business or Collateral locations
(i) qualify as Excluded Locations under clause (a) of the definition thereof or (ii) contain less than $500,000 in assets or property of any Loan Party).
(b)    With respect to any property or assets of a Loan Party located with a third party, including a bailee, datacenter or warehouse (other than Excluded Locations), Loan Parties shall cause such third party to execute and deliver a Collateral Access Agreement for such location, including an acknowledgment from each of the third parties that it is holding or will hold such property for Lender's benefit. Loan Parties shall deliver to Lender each warehouse receipt, where negotiable, covering any such property.
(c)    With respect to any property or assets of a Loan Party located on leased premises (other than Excluded Locations), Loan Parties shall cause such third party to execute and deliver a Collateral Access Agreement for such location.
6.13    Further Assurances.
(a)    Execute any further instruments and take further action as Lender reasonably requests to perfect or continue Lender's Lien in the Collateral or to effect the purposes of this Agreement and the other Loan Documents.

(b)    Deliver to Lender, within five days after the same are sent or received, copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material adverse effect on any of the Governmental Approvals material to any
Loan Party's business or otherwise could reasonably be expected to have a Material Adverse Effect.
6.14    Use of Proceeds. Use the proceeds of (a) a portion of the Term A Loan to repay the Indebtedness and other obligations owed by Borrowers to Oxford Finance, LLC and to fund payment of the fees, costs and expenses associated with the closing of the transactions contemplated hereunder and (b) the remaining portion of the Term A Loan and the other Term Loans advanced after the Closing Date for general working capital purposes to the extent consistent with the terms of the Loan Documents and applicable law, and, in each case, not for personal, family, household or agricultural purposes.
6.15    Post-Closing Covenant.
~~(a) Deliver to Lender duly executed signatures to the Account Control Agreement required under Section 6.6(b) with respect to the Collateral Accounts maintained with Silicon Valley Bank on or before February~~
~~24, 2020.~~
~~(b) Deliver to Lender duly executed signatures to the Account Control Agreements required under Section 6.6(131 with respect to the Collateral Accounts maintained with US Bank, National Association, and Capital Advisors Group on or before March 20, 2020, or such later date as Lender may agree to in writing in its discretion.~~
~~(c) Use commercially reasonable efforts to deliver duly executed signatures to Collateral Access Agreements for all locations of Pulmonx other than any Excluded Locations on or before April 20, 2020.~~
~~(d) Except as otherwise permitted in the last sentence of Section 6.6(b) and Section 7.12(b),~~
~~deliver evidence to Lender of the closure of all Deposit Accounts and lockbox arrangements maintained by any~~
~~Loan Party with any institution other than CIBC Bank USA on or before August 18, 2020.~~
(a)    ~~(e)~~ Deliver evidence to Lender of the dissolution of Pulmonx International Development, a Cayman Islands company, and Pulmonx Global B.V., a limited company (besloten vennootschap) organized under the laws of the Netherlands, on or before ~~August 18~~June 30, ~~2020~~2021.
(b)    ~~(f)~~ Deliver to Lender duly executed signatures to the Swiss Share Pledge Documents on or before ~~August 18~~June 30, ~~2020~~2021.
~~(g) On or before the date that is 10 calendar days after the First Amendment Date, or such later date as Lender may agree in writing in its sole discretion, Pulmonx shall receive and deposit into its Deposit Accounts maintained with CIBC Bank USA net proceeds from the issuance of the initial Convertible Notes in an~~
~~aggregate amount of at least $1,500,000, which amount shall be in addition to the amount of net proceeds required~~

~~to be deposited into such Deposit Accounts on the First Amendment Date pursuant to the First Amendment.~~
6.16    Convertible Notes. In connection with any Convertible Notes issued by Pulmonx after the First Amendment Date, Borrowers shall cause any holders of such Convertible Notes to sign and deliver to Lender a Subordination Agreement, which shall be in form and substance satisfactory to Lender (or substantively identical to the Convertible Note Subordination Agreement), and the Indebtedness evidenced by any such Convertible Notes shall thereafter constitute Subordinated Debt permitted hereunder. The proceeds of all Convertible Notes shall be deposited by Pulmonx into a Deposit Account maintained with CIBC Bank USA.
7.    NEGATIVE COVENANTS
No Loan Party shall, or shall cause or permit any of its Subsidiaries to, do any of the following:
7.1    Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively,
"Transfer") all or any part of its business or property, except for Permitted Transfers.
7.2    Changes in Business, Management, Ownership, or Organization. (a) Engage in any business other than the businesses currently engaged in by such Person, as applicable, or reasonably related thereto; (b) cease doing business, or liquidate or dissolve (except as provided in Section 6.15(d) and that a Subsidiary may liquidate or dissolve so long as such Subsidiary does not have any liabilities at the time of such liquidation or dissolution and, simultaneously with such liquidation or dissolution, all of its assets are transferred to a Borrower or another Loan Party that is a Domestic Subsidiary or, if such Subsidiary is a Foreign Subsidiary, another Loan Party that is a
Foreign Subsidiary); (c) fail to provide notice to Lender of any Key Person departing from or ceasing to be employed by Borrower Representative within five days after departure from Borrower Representative; (d) permit or suffer a Change in Control; or (e) without at least 30 days prior written notice to Lender (i) change its jurisdiction of organization, (ii) change its organizational structure or type, (iii) change its legal name, or (iv) change its organizational number (if any) assigned by its jurisdiction of organization.
7.3    Mergers or Acquisitions. Merge or consolidate with any other Person, or acquire, or permit any of its Subsidiaries to acquire all or substantially all of the capital stock or property of another Person (including by the creation or formation of any Subsidiary, except to the extent in compliance with Section 6.11) or enter into any agreement to do any of the same, unless such transaction is a Permitted Investment, provided that, so long as no
Event of Default is occurring prior thereto or arises as a result therefrom, a Subsidiary may merge or consolidate into another Subsidiary that is a Loan Party or into a Borrower.